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                                                                   Exhibit 10.41

                            MASTER PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                               NOM DEFIANCE, LLC;
                             NOM LIMA BATH, LTD; AND
                                 NOM WASEON, LLC

                                    AS SELLER

                                       AND

                                  SERIES A, LLC

                                    AS BUYER

                                  JUNE 22, 2005

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                            MASTER PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

DATED:     Dated to be effective as of June 22, 2005 (the "Effective Date").

PARTIES: This Master Purchase Agreement and Escrow Instructions is between NOM DEFIANCE; LLC, NOM LIMA BATH,LTD; NOM WAUSEON, LLC (collectively, "Seller") and SERIES A, LLC, an Arizona limited liability company, as "Buyer".

     WHEREAS, as of the Effective Date, Seller is the fee title owner of those certain parcels of improved property listed by address on Exhibit A attached hereto, and legally described on Exhibit A-1 attached hereto (collectively, the "Real Property");

     WHEREAS, as of the Effective Date, each parcel of the Real Property is improved with a building containing that certain number of square feet set forth on Exhibit A attached hereto (each, a "Building" and, collectively, the "Buildings"). The Real Property, the Buildings and the improvements to the Real Property (collectively, the "Improvements") are leased to Rite Aid of Ohio, Inc. ("Tenant") in accordance with a written lease (each, a "Lease" and, collectively, the "Leases"). The Real Property, the Buildings, the Improvements, the personal property, if any, of Seller located on the Real Property and Seller's interest in each of the Leases and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the "Premises"; and

     WHEREAS, Buyer desires to purchase the Premises from Seller and Seller desires to sell the Premises to Buyer free and clear of all liens, all as more particularly set forth in this Master Purchase Agreement and Escrow Instructions (the "Agreement").

     WHEREAS, the parties hereto have elected to enter into one contract affecting all three individual properties comprising the Premises notwithstanding that legal title is held in three different Seller entities (i.e. fee title to the Defiance Property is held by NOM Defiance, LLC, fee title to the Lima Property is held by NOM Lima Bath, Ltd., and fee title to the Wauseon Property is held by NOM Wauseon, LLC), with the intent that each constituent Seller comprising the "Seller" is agreeing to sell (and make representations, warranties and other covenants with respect to) only the individual property to which such constituent Seller holds legal title.

     NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

     1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

     2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Premises subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

     3. INCLUSIONS IN PREMISES.

          (a) The Premises. The term "Premises" shall also include the following:

               (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

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               (2) all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property;

               (3) all interest, if any, of Seller in any road adjoining the Real Property;

               (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Premises or any portion thereof by reason of condemnation, eminent domain or exercise of police power;

               (5) all of Seller's interest in the Buildings, the Improvements and any other improvements and fixtures on the Real Property;

               (6) all of Seller's interest, if any, in any equipment, machinery and personal property located on or used in connection with the Real Property (collectively, the "Personalty");

               (7) the Leases and all security deposits, if any, now or hereafter due thereunder; and,

               (8) all of Seller's interest, to the extent transferable, in all permits and licenses (collectively, the "Permits"), warranties (specifically including, without limitation, the general contractor's one-year construction warranty with respect to the construction of each Building and other Improvements on the Real Property and any warranty related to the roof of each Building), contractual rights and intangibles (including rights to the name of the Improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Premises (collectively, the "Contracts").

          (b) The Transfer Documents. Except for the Personalty, which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached hereto as Exhibit B (the "Bill of Sale"); the Leases, each of which shall be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit C (each, an "Assignment of Lease"); the Permits and Contracts, which are to be transferred by that certain assignment agreement, a specimen of which is attached hereto as Exhibit D (the "Assignment Agreement"); all components of each of the Premises shall be transferred and conveyed by execution and delivery by Seller of a special warranty deed, a specimen of which is attached hereto as Exhibit E (each, a "Deed"). The Bill of Sale, each Assignment of Lease, the Assignment Agreement and each Deed are hereinafter collectively referred to as the "Transfer Documents".

     4. PURCHASE PRICE. The aggregate price to be paid by Buyer to Seller for the Premises is TWELVE MILLION SEVEN HUNDRED FORTY THOUSAND and no/100 Dollars ($12,740,000.00) (the "Purchase Price"), which Purchase Price is allocated among the Premises as set forth on Exhibit A attached hereto, and is payable as follows:

          (a) Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Fidelity National Title Insurance Company, 40 N. Central Avenue, Suite 2850, Phoenix, Arizona 85004, Escrow Agent: Mary Garcia ("Escrow Agent") not later than five (5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

          (b) Such amounts, in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), set forth in one or more settlement or closing statements prepared by Escrow Agent and approved by Buyer and Seller in connection with COE of each of the Premises purchased by Buyer from Seller pursuant to this Agreement, to be deposited in escrow with Escrow Agent on or before COE as to such Premises (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

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          (c) Notwithstanding the allocation of Purchase Price, but subject to the terms and conditions contained herein, it is understood the Buyer's and Seller's respective obligations hereunder are to purchase and sell all of such individual properties constituting the Premises for the full Purchase Price.

     5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

          (a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

          (b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

          (c) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

     6. PRELIMINARY TITLE REPORT AND OBJECTIONS. (a) Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (each, a "Report" and, collectively, the "Reports") for an ALTA extended coverage title insurance policy (each, an "Owner's Policy" and, collectively, the "Owner's Policies") on each of the Premises to Buyer and Seller. Each Report shall show the status of title to the applicable Premises as of the date of such Report and shall also describe the requirements of Escrow Agent for the issuance of an Owner's Policy corresponding to such Premises as described herein. The cost of a standard Owner's Policy corresponding to each of the Premises will be paid for by Seller; Buyer shall pay additional costs for extended coverage policies. In addition to the Reports, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of each Report.

          (b) If Buyer is dissatisfied with any exception to title as shown in any Report (each such Report, an "Objectionable Report"), then Buyer may, by giving written notice thereof to Escrow Agent and Seller on or before expiration of the Study Period (as defined below) or ten (10) days from Buyer's receipt of such Objectionable Report, whichever is later (provided, however, Buyer shall have not less than ten (10) days from its receipt of the Survey (as defined in Section 9 below) corresponding to each of the Premises to object to any matters disclosed on or by such Survey that were not previously disclosed by seller's existing survey corresponding to such Premises), either (i) terminate this Agreement in its entirety, whereupon this Agreement shall be canceled as to all of the Premises and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) provisionally accept the title to such Premises corresponding to such Objectionable Report subject to Seller's agreement to cause the removal of any disapproved exceptions or objections, in which case Seller shall (at its sole cost) remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE.

          If Buyer gives notice to Seller of its election of option (ii) above, Seller shall notify Buyer in writing within five (5) business days after receiving Buyer's written notice of disapproval of any exceptions or objectionable matters if Seller does not intend to remove (or endorse over) any such exception and/or objectionable matter. Seller's lack of response shall be deemed as Seller's affirmative commitment to remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE.

          (c) In the event any Report is amended (each such Report, an "Amended Report") to include new exceptions that are not set forth in the prior Report corresponding to the same Premises, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of both such Amended Report and copies of the documents identified in the new exceptions or new requirements (provided, however, Buyer shall have not less than five (5) days from its receipt of any Survey revised to reflect any such new

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exceptions to object to any matters disclosed on or by such revised Survey related to such new exceptions), within which to either (Y) terminate this Agreement in its entirety, whereupon this Agreement shall be canceled as to all of the Premises and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (Z) to provisionally accept the title to such Premises corresponding to such Amended Report subject to Seller's agreement to cause the removal of any disapproved exceptions or objections.

          (d) In the event Buyer provisionally accepts title to a Premises corresponding to either an Objectionable Report and/or an Amended Report pursuant to Sections 6(b) and/or 6(c) above, if Seller serves notice to Buyer that Seller does not intend to remove such exceptions and/or objections from an Objectionable Report and/or an Amended Report, as applicable, before COE, Buyer shall, within ten (10) days after receipt of such notice from Seller, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement in its entirety, whereupon this Agreement shall be canceled as to all of the Premises and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) waive such objections. If written notice of either satisfaction or dissatisfaction as to any Report is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Premises corresponding to each such Report, and shall have elected to remove the Premises corresponding to each such Report from this Agreement as set forth in Section 6 terminate this agreement above.

     7. BUYER'S STUDY PERIOD.

          (a) The Study Period. As to any particular Premises, Buyer shall have until the later of 5:00 p.m. MST on (i) the thirtieth (30th) day after the Opening of Escrow; (ii) thirty (30) days from Buyer's receipt of all deliveries of Seller's Diligence Materials (as hereinafter defined) related to such Premises; (iii) that day which is ten (10) days after receipt of the Report and legible copies of all documents identified in Part Two of Schedule B of the Report; or (iv) that day which is ten (10) days from Buyer's receipt of the Survey (as hereinafter defined) (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring each of the Premises, including, without limitation, Buyer's right to:
(x) review and approve each Survey, each Lease, Seller's operating statements with respect to each of the Premises, and the Contracts; (y) meet and confer with Tenant; and, (z) obtain, review and approve an environmental study of each of the Premises (collectively, "Buyer's Diligence").

          (b) Right of Entry. Subject to the prior rights of Tenant in the Premises, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon each of the Premises, at any time or times during the Study Period, to conduct Buyer's Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of Buyer's Diligence. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

          (c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period, of Buyer's acceptance as to some or all of the Premises and waiver of the contingencies as set forth in this
Section 7, this Agreement shall be canceled as to all of the Premises and the Earnest Money Deposit plus all interest accrued thereon shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

     8. DELIVERY OF SELLER'S DILIGENCE MATERIALS.

          (a) Deliveries to Buyer. Seller agrees to deliver to Buyer contemporaneously with the Opening of Escrow all information in Seller's possession or control relating to the leasing, operating, maintenance, construction (including the Certificate of Occupancy for each of the Premises), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests (including without limitation those set forth on the attached Exhibit H), master planning, architectural drawings and like matters regarding each of the Premises (collectively, "Seller's Diligence Materials"), all at no cost to Buyer. The foregoing deliveries shall include, but not be limited to, copies of all: (i) books of account and records for each of the Premises; (ii) Lease corresponding to each of the Premises (including any amendments thereto and tenant deposit list in regard thereto);

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(iii) a detailed listing of all capital expenditures on each of the Premises;
(iv) the maintenance history of each of the Premises; (v) current maintenance, management, and listing contracts for each of the Premises including any amendments thereto; (vi) all claims or suits by Tenant or third-parties involving any of the Premises or any of the Leases or any Contracts (whether or not covered by insurance); and (vii) a list of all claims or suits by or against Seller regarding any of the Premises for the last thirty-six (36) months; (vii) any appraisals of any of the Premises or any part therof; (ix) the site plan with respect to each of the Premises; and (x) any other documents or other information in the possession or control of Seller or its agents pertaining to the Premises that Buyer may reasonably request in writing.

          (b) Delivery by Buyer. If this Agreement is canceled as to all of the Premises for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller upon payment by Seller to Buyer of Buyer's cost thereof, copies of those investigations, studies and/or tests which Buyer may have elected to obtain.

     9. THE SURVEYS. Seller, at Seller's cost, shall, within fifteen (15) days of Opening of Escrow, cause a certified ALTA survey of the Real Property, Building and Improvements comprising each of the Premises (each, a "Survey" and, collectively, the "Surveys") to be completed by a surveyor licensed in the State in which the applicable Premises is located and delivered to Buyer and Escrow Agent, whereupon the legal descriptions in the Surveys shall control over the descriptions in Exhibit A-1 attached hereto to the extent they may be inconsistent. Each Survey shall set forth the legal description and boundaries of the applicable parcel of Real Property and all easements, encroachments and improvements thereon.

     10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

     11. DELIVERY OF POSSESSION. Seller shall deliver possession of each of the Premises to Buyer at COE subject only to the rights of Tenant under each of the Leases as approved by Buyer as part of Buyer's Diligence.

     12. BUYER'S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

          (a) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

          (b) the issuance of the Owner's Policies (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

          (c) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under each of the Leases, if any, in the form of a credit in favor of Buyer against the Additional Funds;

          (d) the deposit by Seller with Buyer prior to expiration of the Study Period of (i) an executed original estoppel certificate naming Buyer (or its designee) and Wachovia Bank, National Association, as addressees, which certificate must be reasonably acceptable to Buyer, in Tenant's standard form, without any punch list items remaining, and (ii) a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, for the benefit of Wachovia Bank, National Association, both executed by Tenant with respect to each of the Leases;

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          (e) the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under each of the Leases;

          (f) the deposit with Escrow Agent of an executed final lien waiver by the general contractor, an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from each of the Owner's Policies;

          (g) the delivery by Seller to Buyer of the Certificate of Occupancy for each of the Premises;

          (h) the delivery by Seller to Buyer of the leasehold title insurance policy provided to Tenant for each of the Premises, if any is required under the Leases;

          (h) the delivery by Seller to Buyer of an architect's affidavit for each of the Premises, in the form attached hereto as Exhibit F;

          (i) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under each of the Leases be paid to Buyer; and

          (i) delivery to Buyer of fully-executed originals of each Lease, the Contracts and Permits, if any, in the possession of Seller or Seller's agents and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of each of the Premises.

If the foregoing conditions have not been satisfied as to any of the Premises by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement as it relates to such Premises, whereupon the Purchase Price shall be reduced by the amount corresponding to each of such Premises as set forth on Exhibit A attached hereto and this Agreement shall continue in full force and effect as to all remaining Premises. In the event this Agreement is canceled for all of the Premises, the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

     13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:

          (a) there are no unrecorded leases (other than the Leases), liens or encumbrances which may affect title to any of the Premises;

          (b) to Seller's knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of any of the Premises by any person, authority or agency having jurisdiction;

          (c) to Seller's knowledge, there are no intended public improvements which will or could result in any charges being assessed against any of the Premises which will result in a lien upon any of the Premises;

          (d) to Seller's knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of any of the Premises, or any portion thereof, by any governmental authorities;

          (e) there are no suits or claims pending or to Seller's knowledge, threatened with respect to or in any manner affecting any of the Premises, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

          (f) Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell any of the Premises, or any portion thereof, to a third party and Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

          (g) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon any of the Premises, or any portion thereof, or its potential use, and, to

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Seller's knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

          (h) this transaction will not in any way violate any other agreements to which Seller is a party;

          (i) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

          (j) no default of Seller exists under any of the Contracts and, to Seller's knowledge, no default of any of the other parties exists under any of the Contracts;

          (k) no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;

          (l) except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of any of the Premises up to COE shall be paid in full by Seller;

          (m) all general real estate taxes, assessments and personal property taxes that have become due with respect to any of the Premises (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

          (n) between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to any of the Premises, or terminate, amend, modify, extend or waive any rights under any of the Leases without Buyer's prior written consent, which consent may be withheld at Buyer's discretion;

          (o) Seller agrees that, between the Effective Date and COE or any earlier termination of this Agreement, Seller shall, at its sole cost:

               (1) continue to operate each of the Premises as heretofore operated by Seller subject to Buyer's rights under this Agreement to direct specific activities of Seller;

               (2) maintain or cause Tenant to maintain each of the Premises in its current condition and perform required and routine maintenance and make replacements of each part of the Premises that is tangible property (whether real or personal) and perform repairs or make replacements to any broken, defective or disfunctioning portion of any of the Premises that is tangible property (whether real or personal) as the relevant conditions require;

               (3) pay or cause Tenant to pay (as applicable) prior to COE, all sums due for work, materials or services furnished or otherwise incurred in the ownership, use or operation of the Premises up to COE;

               (4) comply or cause Tenant to comply with all governmental requirements applicable to the Premises;

               (5) except as required by a governmental agency, not place or permit to be placed on any portion of any of the Premises any new improvements of any kind or remove or permit any improvements to be removed from any of the Premises without the prior written consent of Buyer;

               (6) not restrict, rezone, file or modify any development plan or zoning plan or establish or participate in the establishment of any improvement district with respect to all or any portion of any of the Premises without Buyer's prior written consent; and

               (7) without Buyer's prior written consent, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic's or materialmen's liens, and/or similar liens or encumbrances to arise or to be imposed upon any of the Premises or any portion thereof that effects title thereto;

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          (p) Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about any of the Premises of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

          (q) Except as noted in the Environmental Site Assessments listed on Exhibit H, copies of which have been provided Buyer, to Seller's actual knowledge, there is not now, nor has there ever been, on or in any of the Premises or any portion thereof underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about any of the Premises (including Hazardous Materials released on any of the Premises prior to COE and continuing in existence on any of the Premises at COE);

          (r) to Seller's knowledge, there are no proceedings pending for the increase of the assessed valuation of any of the Premises or any portion thereof;

          (s) should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

          (t) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

          (u) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE.

     14. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

          (a) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

          (b) there are no actions or proceedings pending or to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

          (c) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

          (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

          (e) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE.

     15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deposit with Buyer and Escrow Agent on the day immediately prior to COE all security deposits and advance rents paid/abatements with respect to any of the Leases, if any, and a statement as to the date to which all rents have been paid.

     16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

          (a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Sage Investment Properties ("Sage") and Realty Fund Advisors, LLC ("Realty");

          (b) if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Sage and/or Realty), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

          (c) Seller shall be responsible for payment of a commission to Sage in an amount equal to one percent (1.0%) of the Purchase Price, and a commission to Realty in an amount equal to one-half percent (0.5%) of the Purchase Price, which commissions shall be paid at COE.

     17. CLOSE OF ESCROW. COE as to each of the Premises shall be on or before 5:00 p.m. MST on the later of (i) the thirtieth (30th) day after the expiration of the Study Period (as such Study Period may be extended pursuant to Section 6(b) hereof) or (ii) the date which is ten (10) days after the Tenant commences paying rent under the Lease, or such earlier date as Buyer may choose by giving written notice thereof to Seller and Escrow Agent. Notwithstanding the foregoing, in no event shall COE occur later than December 15, 2005. Buyer may extend the COE date as to each of the Premises for up to an additional thirty
(30) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date corresponding to such Premises and by depositing an additional Fifty Thousand and no/100 Dollars ($50,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

     18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

     19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Premises which may occur prior to COE. In the event of any loss, damage or taking with respect to any of the Premises prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, remove such Premises from this Agreement (each, a "Rejected Property") and the Purchase Price shall be reduced by the amount corresponding to such Rejected Property as set forth in Exhibit A attached hereto, and this Agreement shall continue in full force and effect with respect to all remaining Premises. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may remove such Rejected Property from this Agreement as provided above. If Buyer waives any such loss or damage to any such Premises and closes escrow, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same. In the event of any loss, damage or taking with respect to all of the Premises prior to COE and Buyer elects to remove all Premises from this Agreement, then this Agreement shall automatically terminate, whereupon the Earnest Money Deposit plus interest shall be paid immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder.

     20. REMEDIES.

          (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement in its entirety whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity. This limitation of damages does not apply to the indemnification under Section 16.

          (b) Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

     21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein in accordance with Section 20(a), the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

     22. NOTICES.

          (a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:         Newton Oldacre McDonald
                      3841 Green Hill Village Drive, Suite 400
                      Nashville, TN 37215
                      Attn: Mark Banks and Woody Camp, Esq.
                      Tel.: (615) 269-5444
                      Fax: (615) 383-6866

if to Buyer:          Series A, LLC
                      2555 E. Camelback Road, Suite 400
                      Phoenix, AZ 85016
                      Attn: Legal Department
                      Tel.: (602) 778-8700
                      Fax: (602) 778-8780

with copies to:       Bennett Wheeler Lytle & Cartwright, PLC
                      3838 N. Central Avenue, Suite 1120
                      Phoenix, AZ 85012
                      Attn: J. Craig Cartwright, Esq.
                      Tel.: (602) 445-3433
                      Fax: (602) 266-9119
if to Escrow Agent:   Fidelity National Title Insurance Company
                      40 N. Central Avenue, Suite 2850
                      Phoenix, AZ 85004
                      Attn: Mary Garcia
                      Tel.: (602) 343-7571
                      Fax: (888) 788-4629

          (b) All notices, elections, requests and other communication hereunder shall be in writing and shall be deemed given (i) when personally delivered, or
(ii) upon receipt or refusal by the addressee after being deposited in the United States mail, postage prepaid, certified or registered, or (iii) the next business day after being deposited with a recognized overnight mail or courier delivery service, or (iv) when transmitted by facsimile or telecopy transmission, with receipt acknowledged upon transmission; addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein).

     23. CLOSING COSTS.

          (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit G, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half the fees and costs due Escrow Agent for its services (the remaining one-half to be paid by Buyer), (iii) the transfer tax associated with the sale of the Premises, if any, and (iv) all other costs to be paid by Seller under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

          (b) Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

          (c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent's employment.

     24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

     25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

     26. Intentionally Deleted.

     27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

     28. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Arizona. In regard to any litigation which may arise in regard to this Agreement, the Parties shall and do hereby submit to the jurisdiction of and the Parties hereby agree that the proper venue shall be in the United States District Court for the District of Arizona in Phoenix and in the Superior Court of Arizona in Maricopa County, Arizona.

     29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

     30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

     31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

     32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

     33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

     34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

     35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

     36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:                                 NOM DEFIANCE, LLC

                                        By: Corporate General, Inc.,
                                            sole manager


                                        By: /s/ Mark McDonald
                                            ------------------------------------
                                        Its: V.P.


                                        NOM LIMA BATH, LTD.

                                        By: Corporate General, Inc.,
                                            general partner


                                        By: /s/ Mark McDonald
                                            ------------------------------------
                                        Its: V.P.


                                        NOM WAUSEON, LLC

                                        By: Corporate General, Inc.,
                                            sole manager


                                        By: /s/ Mark McDonald
                                            ------------------------------------
                                        Its: V.P.


BUYER:                                  SERIES A, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                            John M. Pons
                                            Authorized Officer

                            ESCROW AGENT'S ACCEPTANCE

     The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 22nd day of June, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                        FIDELITY NATIONAL TITLE
                                        INSURANCE COMPANY


                                        By: /s/ Mary Garcia
                                            ------------------------------------
                                        Title: VP, Senior Commercial
                                               Escrow Officer

                                    EXHIBIT A

                                THE REAL PROPERTY

                                                  ALLOCATED PURCHASE
PROPERTY ADDRESS        BUILDING SQUARE FOOTAGE          PRICE
----------------        -----------------------   ------------------
North Sessions Ave &    14,564 square feet           $4,220,804.00
North Clinton Street,
Defiance, OH 43512

Belefontaine Ave &      14,564 square feet           $4,625,517.00
S. Leonard Street,
Lima, OH

Shoop Ave & U.S.        14,564 square feet           $3,893,679.00
Highway 20,
Wauseon, OH 43567

                     ASSIGNMENT OF MASTER PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

          NOM DEFIANCE, LLC; NOM LIMA BATH, LTD; AND NOM WAUSEON, LLC,
                             COLLECTIVELY, AS SELLER
                                       AND
                               SERIES A, AS BUYER

     ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Master Purchase Agreement and Escrow Instructions (the "Purchase Agreement") described herein, but only as it relates to the purchase of the real property described below, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

     DATE OF AGREEMENT:   June 22, 2005

     ORIGINAL BUYER:      Series A, LLC

     ASSIGNED TO:         Cole RA Wauseon OH, LLC

     PROPERTY ADDRESS:    1496 N. Shoop, Wauseon, OH


     ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

     ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement, as it relates to the real property described above. This Assignment shall be in full force and effect upon its full execution.

     Executed this 26th day of January, 2006.

ASSIGNOR:                               ASSIGNEE:

SERIES A, LLC,                          COLE RA WAUSEON OH, LLC, a Delaware
an Arizona limited liability company    limited liability company

                                        By: Cole REIT Advisors II, LLC,
                                            a Delaware limited
                                            liability company,
                                            its Manager


By: /s/ John M. Pons                    By: /s/ John M. Pons
    ---------------------------------       ------------------------------------
    John M. Pons                            John M. Pons, Senior Vice President
    Authorized Officer